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                        LICENSE AGREEMENT

     This License Agreement made May 17, 1996 is between:

          FIRST AMERICAN SCIENTIFIC CORP, having its office at 7631 Bermuda Road, Las Vegas, Nevada, 89123

          (the "Licensee" or "First American")

                         OF THE FIRST PART

AND:

          SPECTRASONIC CORP., having its office at Suite 1400, 1300 West Georgia Street, Vancouver, British Columbia,
          V66 2Z6

          (the "Licensor" or "Spectrasonic")

                         OF THE SECOND PART

WHEREAS:

     Spectrasonic has obtained by way of agreement with Microsonic Industries Corp. and has further developed and is the sole and only proprietary owner of (if any exist) all patent applications and registrations, trade-mark applications and registrations, copyrights, copyright applications and registrations, trade names and industrial designs, domestic or foreign, owned or used by Spectrasonic, relating to the production and operation of its disintegration machines and related equipment (the "Equipment"), technology and methodology. Spectrasonic is also the sole and only proprietary owner of all trade secrets, know-how, inventions and other intellectual property owned or used by Spectrasonic, relating to the use and further development of its equipment, technology, and methodology (together, the "Technology").

AND WHEREAS:

     The agreement pursuant to which Spectrasonic acquired the Technology reserved the right for one company to utilize the Technology for its own use for gypsum disintegration in four states of the United States;

AND WHEREAS:

     Spectrasonic has granted to First American a license for the processing of rubber and glass through the use of the Technology in accordance with the terms and conditions of that certain license agreement between the parties dated June 22, 1995 (the "Glass and Rubber License Agreement").

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AND WHEREAS:

     Spectrasonic has granted to First American a license for the processing of gypsum through the use of Technology in accordance with the terms and conditions of that certain license agreement between the parties dated February 1996 (the "Gypsum License Agreement").

AND WHEREAS:

     Spectrasonic has offered to grant to First American a license subject to the terms and conditions as set forth herein below, to develop, market, distribute, and sell the equipment, technology, product and services worldwide using Spectrasonic's Equipment and Technology.

AND WHEREAS:

     First American is desirous of obtaining a license in relation to the use and further development of the technology in accordance with the terms and conditions of this Agreement.

     NOW THEREFORE in consideration of the foregoing and other good and valuable consideration, receipt of which is acknowledged, Spectrasonic and First American herein agree with each other as follows:

1.   License Granted.

     (a) Spectrasonic hereby grants to First American, subject to the terms and conditions of this Agreement, a license and right to exploit, develop, use, market, distribute and sell the Equipment developed by Spectrasonic in relation to the disintegration, disposal, recycling, remanufacturing or manufacturing of any and all kinds of materials (including, without limitation, rubber, glass and gypsum), using used or new raw materials (hereafter, "disintegrate" or "disintegration" will refer to such disintegration, disposal, recycling, remanufacturing or manufacturing of any and all kinds of materials using the Equipment and/or Technology).

     The scope of this license is limited only to the extent that Spectrasonic reserves to itself all rights to manufacture the Equipment, as well as the right to sell, assign or otherwise transfer such manufacturing rights in relation to the Equipment to one or more Third parties as Spectrasonic, in its sole discretion, sees fit; and First American agrees to purchase such Equipment solely from Spectrasonic or Spectrasonic's assignee(s), as the case may be, at prices agreed between First American and Spectrasonic, or between First American and Spectrasonic's assignee(s), as the case maybe;


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     (b)  The grant herein is further limited in that
Spectrasonic granted to another company the worldwide nonexclusive rights to the Technology and Equipment as it relates to feed and fertilizer disintegration, or matter reduced to feed or fertilizer.

     (c) Subject to the limitations contained in Section 1(a) and (b) and the recitals hereof of this Agreement, Spectrasonic hereby grants to First American the right to exploit in any manner it sees fit, (whether applied for as of today, or at a later date), all patents, patent applications and registrations, trade-marks, trade-mark applications and registrations, copyrights, copyright applications and registrations, trade names and industrial designs, domestic and foreign owned or used by Spectrasonic, or relating to the operations of Spectrasonic's Equipment and Technology developed hereunder or hereafter by Spectrasonic (if and as such exist). In addition to the above, First American or its nominee can apply for patents as it sees fit in its own name in relation to the Technology, and will pay all costs of such applications. First American acknowledges that the Technology is currently unpatented and no intellectual property protection has been registered. Any patent or other protection required will be the responsibility of First American;

     (d) Included in the license granted hereunder is the right to exploit all of the Technology owned or used by Spectrasonic in relation to its Equipment and in relation to disintegration or a related business. Also included are copies of all computer systems and application software, including, without limitation, copies of all documents relating thereto and the latest revisions of all related object and source codes therefor, owned or used by Spectrasonic relating to its Equipment. Spectrasonic also grants to First American a license to use the Technology, the Equipment and any of its other equipment or instruments now in existence which relate to disintegration; provided, however, that Spectrasonic may keep copies of all Technology, including, without limitation, computer software, for the purpose of producing the Equipment and further developing the Technology, and provided further that Spectrasonic may disclose copies of such Technology to any assignee(s) of Spectrasonic's manufacturing rights in relation to the Equipment to the extent deemed by Spectrasonic to be necessary to permit such assignees to manufacture the Equipment; and any inventions or developments of Spectrasonic will be maintained by Spectrasonic except that Spectrasonic will inform First American of such developments:

     (e) Spectrasonic has good and valid title to all of the Technology which has been licensed to First American under this Agreement by Spectrasonic. None of the rights of Spectrasonic in the Technology will be impaired or affected in any way by this transaction, or by the license contemplated by this Agreement;


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     (f)  The conduct of the business and the use of the
Technology does not infringe, and Spectrasonic has not received any notice, complaint, threat, or claim alleging infringement of, any patent, trade-mark, trade name, copyright or industrial design from any other person, and the conduct by Spectrasonic of its business in relation to the Equipment or the Technology does not include any activity which may constitute passing off;

     (g) The computer system (if any), including hardware and software to the best of Spectrasonic's knowledge is free from viruses;

     (h) Spectrasonic acknowledges that no subsidiary or affiliate corporation or person, or any third party person, has any claim on the equity or an ownership interest in the Equipment and the Technology being licensed hereunder, except a claim for rights to the Technology alleged by Microsonic Industries Corp. and as otherwise disclosed above. Spectrasonic is not subject to any obligation to make any investment in, or otherwise provide by way of loan, capital contribution or otherwise to any person to maintain, or control or own its Equipment and Technology;

     (i) Other than as disclosed herein, Spectrasonic is not a party to or bound by an agreement which would restrict or limit its right to carry on the business or activity granted to First American, and/or to solicit business from any person or any geographic area or otherwise to the conduct the business of disintegration. Other than general legal requirements for permits, etc., Spectrasonic is not subject to any legislation or any judgment, order or requirement of any Court of Governmental authority which states that Spectrasonic is not permitted to carry on the business of disintegration. To The best of the knowledge of Spectrasonic there are no facts or circumstances which would materially adversely affect First American from carrying out the business contemplated by the license granted herein, other than as set out herein;

     (j) The license herein contains the right by First American to use or market any product, service, technology, information, data, computer hardware or software or other property and to act as distributor, licensor, franchiser or any of the foregoing, and the license herein grants exclusive worldwide rights to use the Equipment and the Technology as it relates to disintegration, all subject to Spectrasonic's rights to manufacture the Equipment and Spectrasonic's right to sell, transfer or otherwise assign such manufacturing rights to one or more third parties;

     (k)   The recitals are incorporated into this Agreement;

          (1) The license granted hereunder specifically allows Spectrasonic to continue utilization and development of the Technology.

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2.   Term.

     The license granted herein shall commence upon the execution of this Agreement by Spectrasonic and First American and shall continue for 99 years, unless terminated earlier by notice of default of a material term hereof delivered by one party to the other, which default is not cured within 30 days of such delivery; in which case the non-defaulting party may terminate this Agreement at its option.

3.   Share Consideration.

     First American shall cause 1,000,000 shares of its common stock to be issued to Spectrasonic upon execution of this Agreement. All of the shares issued pursuant to this Agreement will not be registered with the S.E.C. and are "restricted" securities as determined by Rule 144. The Parties agree that the shares meet all of the requirements of the safe harbor exemption from registration set forth in Regulation "5." Furthermore, the parties agree that the "restricted period" defined in Regulation "S" shall commence upon the issuance of the shares. First American warrants that it has obtained a legal opinion that such Regulation "S" shares may be traded by Spectrasonic in the United States 60 days or more after issuance.

4.   Cash Consideration.

     First American shall also cause CDN$1,000,000 to be paid to Spectrasonic as follows:

     (a)  CDN$50,000 on or before June 30, 1996;

     (b)  on or before July 15, 1996, CDN$450,000; and

     (c)  the balance on January 2, 1997.

     There shall be no other payments due under this Agreement.
Any non-payment as required is a material breach hereunder.

5.   Territory.

     This license is for the worldwide rights to exploit all of Spectrasonic's Equipment and Technology.

6.   Future Developments.

     Spectrasonic agrees that First American is purchasing and has the right to participate at no extra or no future cost in all of Spectrasonic's present and future know-how, technologies, improvements or innovations as it relates to the Equipment and the Technology, except that the manufacturing rights of improvements to the Equipment remains with Spectrasonic or its

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assignee.  Spectrasonic will forthwith inform First American as to any and all improvements or innovations on a timely basis.
The parties acknowledge that Spectrasonic will continue to research and develop the technology of disintegration machines as such technology relates to all products. In the event of improvements or developments that are discovered or invented by Spectrasonic, Spectrasonic will inform First American of such developments and will include such developments in additional machines that are sold by Spectrasonic to First American. In the event that First American wishes that its existing machines be upgraded to include the new developments, Spectrasonic will upgrade such machines of First American at First American's request at an agreed price which ensures Spectrasonic a reasonable profit.

7.   Restriction on Spectrasonic and Others in Regards to
     Licensed Users.

     Spectrasonic shall neither carry on nor grant a license to any other party to carry on the business of disintegration. Save and except as otherwise provided for in this Agreement, First American shall have the exclusive right to exploit the Equipment and the Technology as it relates to the above on a worldwide basis. First American shall have the sole and exclusive right as against all others (even Spectrasonic) to use the Equipment and the Technology for the purpose of disintegration.

8.          Warranties

     (a) Spectrasonic warrants that it has good and valid title to all of the Technology, free and clear of any and all encumbrances and liens of any kind, other than as disclosed herein. Spectrasonic further warrants that it has not, and will not license its Equipment or Technology in contravention of the license herein;

     (b) Spectrasonic warrants that it is a corporation in good standing and is free to enter into this Agreement pursuant to a Board of Directors' resolution. Spectrasonic is not a party to or bound by any agreement or guarantee, indemnification, assumption, or endorsement or any other like commitment, or obligations, or liabilities (contingent or otherwise) which would materially and adversely effect the license in any manner, other than as disclosed herein;

     (c) Spectrasonic warrants that it is not a party to or bound by any outstanding or existing agreements, contracts, or commitments whether written or oral which would effect this license in any manner other than as disclosed herein;




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     (d)  First American warrants that it is a corporation in
good standing and is free to enter to this Agreement pursuant to a Board of Directors' resolution. First American is not a party to or bound by any agreement or guarantee, indemnification, assumption, or endorsement or any other like commitment, or obligations or liabilities (contingent or otherwise) which would materially and adversely effect its ability to perform its obligations hereunder in any manner, other than as disclosed herein;

     (e) First American agrees to develop the business of disintegration to the best of its ability;

     (f) First American warrants that it will not allow the issuance of any shares from its treasury at less than US$1.00 per share to any party for 1 year from the date of execution hereof;

     (g) First American has filed a 10SB with the U.S. S.E.C. and such 10SB has been cleared and receipted by the S.E.C. First American is in good standing as to all its filings with all relevant regulatory authorities, and warrant that it will keep all filings up to date for at least one year after the date of execution hereof;

     (h) Any misrepresentation or breach or warranty of the above is a material breach of this Agreement.

9.   Uses and Sublicense.

     Except as set out herein, First American shall have the sole and exclusive right under this license to exploit in any manner as it sees fit all of the Equipment, and all of the Technology as it relates to the Equipment in existence. First American may not sublicense, transfer or dispose of any right or license granted herein without the express written consent of Spectrasonic; such consent may be withheld for any reason.

10.  Disclosure of Information.

     First American herein agrees to keep confidential all of Spectrasonic's proprietary Technology unless disclosure thereof is required by law, in which event such disclosure shall be permitted only as required.

11.  Reliance.

     Each to this Agreement has relied upon the representations, warranties and acknowledgments of the other party made in this Agreement and such terms were a condition of entering into this agreement. Each party will indemnify and hold the other party harmless from and against an loss or damage of any kind or

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character arising directly or indirectly by reason of the falsity or inaccuracy of any of the above warranties and representations or the breach of any covenant to be performed hereunder, and the parties agree that the warranties and representation made herein shall survive the commencement of the license hereunder.

12.  Issuance of First American Shares.

     Spectrasonic acknowledges receipt of First American's Registration Statement on Form 10SB and all subsequent reports filed by First American pursuant to the Securities Exchange Act of 1934 as amended. All shares issued to Spectrasonic will not be registered with the S.E.C. and are being issued pursuant to Regulation S. Spectrasonic acknowledges that as such, the shares may not be sold in the United States within 60 days of their issuance.

     All shares issued to Spectrasonic by First American pursuant to this Agreement shall be issued free and clear of all liens and encumbrances.

13.  Time.

     Time is of the essence of this Agreement.

14.  Modifications.

     Subsequent modifications to this Agreement must be in writing and approved by both parties.

15.  Termination.

     This Agreement may be terminated by written consent of both parties.

16.  Entire Agreement.

     Each of the parties hereto acknowledge and agree that the Gypsum License Agreement and the Glass and Rubber Agreement have been fully performed and satisfied in accordance with their respective terms and conditions. As such, this Agreement represents the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior formal and informal agreements, proposals, promises, inducements, representations, conditions, warranties, understandings, negotiations and discussions, whether oral or written, of the parties.

17.  Law.

     The Agreement is governed by the law of British Columbia.


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18.  Assignment.

     This Agreement is not assignable by the other party without consent first had in writing. Such consent may be unreasonably withheld.

19.  Successors.

     This Agreement is binding on all successors and permitted assigns.

20.  Counterparts.

     This Agreement may be executed by the parties in separate counterparts each of which, when so executed and delivered, shall be deemed to constitute one and the same agreement.

21.  Electronic Means.

     Delivery of an executed copy of this Agreement by electronic facsimile transmission, telecopy, telex, or other means of electronic communication producing a printed copy will be deemed to be execution and delivery of this Agreement on the date of such communication by the party so delivering such copy.

     IN WITNESS THEREOF the parties have set their hand and seal, the 17th day of May, 1996.

FIRST AMERICAN SCIENTIFIC CORP.

Per: ___________________________
     Authorized signatory

SPECTRASONIC CORP

Per: ___________________________
     Authorized signatory